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Kenneth Levy                         Jordan Hassin
Iridium Communications Inc.                Iridium Communications Inc.
+1 (703) 287-7570                     +1 (703) 287-7421
ken.levy@iridium.com                    jordan.hassin@iridium.com

Iridium Board of Directors Approves Additional $300 Million Share Repurchase Program

Increases total authorization to $600 million of common stock by the end of 2023

MCLEAN, Va. – March 7, 2022 – Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced that its Board of Directors has authorized the repurchase of an additional $300 million of Iridium common stock through December 31, 2023. This is the second $300 million stock repurchase authorization from the Board of Directors in the past two years and underscores the ongoing success and growth of Iridium’s business. In total, Iridium has the opportunity to retire $600 million worth of common stock from the public markets over a three-year period.

Similar to the initial authorization announced in February of 2021, share repurchases will be executed with the aim of maximizing return on investment. Iridium believes that even with a fully realized repurchase program having been implemented, the Company will be within its target leverage range of between 2.5 times to 3.5 times operational EBITDA (earnings before interest, income taxes, depreciation and amortization) at the end of 2023.

“Iridium is uniquely positioned in the satellite industry and now enjoying significant free cash flow. Our business success and growth are allowing us to continue to reward our shareholders,” said Iridium CEO Matt Desch. “Iridium will continue to look for opportunities to add value and further our industry leading position while maintaining our target leverage level, even while executing on this second authorization.”

The Company repurchase time frame can be extended or shortened by the Board of Directors, with any potential transactions being made on the open market at prevailing prices or in negotiated transactions off the market. The company will comment on this additional authorization when it holds its first-quarter 2022 earnings conference call in April.

About Iridium Communications Inc.
Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. In 2019, the company completed a generational upgrade of its satellite network and launched its new specialty broadband service, Iridium Certus. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the Nasdaq Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements
Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium’s plans to repurchase outstanding shares of its common stock, as well as its expected leverage levels. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the company’s ability to generate free cash flow and the market price of the company’s common stock, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s
Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Iridium’s forward-looking statements are based on information available to it as of the date of this press release and speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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